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                                                                      Exhibit 21


                 SUBSIDIARIES OF HUSSMANN INTERNATIONAL, INC.

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
Name                                                                           Place of Incorporation
Hussmann Corporation                                                                  Missouri
         Krack Corporation                                                            Illinois
         Hussmann International Sales Corporation                                     Barbados
         Luoyang Hussmann Refrigeration Co., Ltd.*                                    China
         Guangzhou Hussmann Refrigeration Co., Ltd.                                   China
         Refrigeracion Frio Lux S.A.I.                                                Chile
         Hussmann Del Peru, S.A.                                                      Peru
         Hussmann Tempcool Holdings PTE LTD*                                          Singapore
Hussmann Netherlands B.V.                                                             Netherlands
         Hussmann-Mexico, S. de R.L. de C.V.                                          Mexico
                  American Refrigeration Products, S. de R.L. de C.V.                 Mexico
                  Industrias Frigorificas, S.A. de C.V.                               Mexico
                  Gilmart, S.A. de C.V.                                               Mexico
                           Industrias Gilvert, S.A. de C.V.                           Mexico
         Hussmann Refrigeration International B.V.                                    Netherlands
                  Hussmann Fast-Frio do Brasil Ltda.*                                 Brazil
                  Fastecnica Instalacoes e Assistencia Tecnica Ltda.*                 Brazil
                           Hussmann Canada Inc.                                       Canada
                  Hussmann Holdings Limited                                           England
                           Hussmann (Europe) Limited                                  England
                                    Hussmann Refrigeration (Hungary) Ltd.*            Hungary
                  Hussmann Australasia Limited*                                       New Zealand
                           McAlpine Hussmann Limited                                  New Zealand
                           McAlpine Hussmann Pty Limited                              Australia
                           McAlpine Hussmann (Australia) Pty Limited                  Australia
                           McAlpine Australia Pty Limited                             Australia

         * Each of the above subsidiaries is 100% owned or controlled except as follows: Hussmann Tempcool Holdings PTE LTD (50%), Hussmann Fast Frio do Brasil Ltda. (84%), Fastecnica Instalacoes e Assistencia Tecnica S/C Ltda. (84%), Hussmann Refrigeration (Hungary) Ltd. (60%), Luoyang Hussmann Refrigeration Co., Ltd. (55%) and Hussmann Australasia Limited (65%).